                                 LETTERHEAD OF
                           THE HAIN FOOD GROUP, INC.

June [  ], 1998
Dear New Stockholders:

    As you may already be aware, the proposed acquisition of Garden of Eatin', Inc. ("GOE") by the Hain Acquisition Corp. ("Hain Subsidiary"), a wholly owned subsidiary of The Hain Food Group ("Hain"), was formally closed on June [ ], 1998.

    A transmittal form and return envelope is enclosed which provides instructions regarding the exchange of your current GOE stock certificate(s) for a new Hain stock certificate representing the stock portion of the consideration to be received by you and a certified check representing the cash portion. You will also find our transfer agent's phone numbers in this attached transmittal form should you have any questions regarding this exchange.

    I want to welcome you as a Hain stockholder. Please feel free to contact my office at any time for additional information concerning Hain.

                                          Sincerely,
                                          Irwin D. Simon
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             LETTER OF TRANSMITTAL

To:    CONTINENTAL STOCK TRANSFER & TRUST COMPANY

       2 Broadway
     New York, NY 10004
     Telephone: (212) 509-4000 ext. 535

Address:

                             Note: if the name and address shown
                             at left are not correct, please make any changes necessary.

                                                                          , 1998

                                                           (please date)

Ladies and Gentlemen:

    The undersigned surrenders herewith the following certificate(s) of Garden of Eatin', Inc. ("GOE") common stock, no par value ("GOE Common Stock"), in exchange for (i) a new certificate(s) of common stock, par value $.01 per share ("Hain Common Stock"), of The Hain Food Group, Inc. ("Hain"), on the basis of
[   ] new shares of Hain Common Stock (Cusip No. 405219 10 6) for each share of
GOE Common Stock surrendered and (ii) $[   ] in cash for each share of GOE
Common Stock surrendered, with cash paid in lieu of the issuance of fractions of
shares of Hain Common Stock at $[   ] per share of new Hain Common Stock.

             Certificate Numbers                             Number of Shares

    * Please issue the new certificates of new Hain Common Stock, to which the undersigned is entitled in the name appearing above, subject to the following instructions.

 Fill in ONLY if new certificate(s) are, to be issued in a name OTHER than that of the owner whose name appears ABOVE or if delivery is to be made OTHER than to such owner.

 Issue Certificate(s) to                                         (Please Print)
 Name:_________________________________________________________________________
 ______________________________________________________________________________
 Address:______________________________________________________________________
 ______________________________________________________________________________

           Please see INSTRUCTIONS on reverse side before filling in.

                                                   SIGNATURES:_________________
                                                   ____________________________

     PLEASE PROVIDE YOUR SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THEREIN THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING FAILURE. TO DO SO WILL SUBJECT YOU TO 31 PERCENT FEDERAL INCOME TAX WITHHOLDING FROM YOUR PROCEEDS.

SUBSTITUTE                      PART I -- Taxpayer Identification No. -For all  Social security number
FORM W-9                        Accounts
                                                                                OR
                                Enter your taxpayer identification No. in the
                                appropriate box. For most individuals this is      --------------------------
                                your Social Security No.
                                                                                Employer identification number
Department of the Treasury      PART II -- For Payees Exempt from Backup Withholding
Internal Revenue Service
                                Certification -- Under penalties of perjury, I certify that:
                                (1) The number shown on this form is my correct Taxpayer Identification Number
                                (or I am waiting for a number to be issued to me), and
PAYER'S REQUEST FOR
TAXPAYER
IDENTIFICATION
NUMBER
                                (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Services ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding.
                                Certification Instructions -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholdings because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2) but instead attach copy of the
                                 IRS certification that you are no longer subject to backup withholding.

                                                                                             SIGNATUREDate  1998

                    THE INSTRUCTIONS BELOW MUST BE FOLLOWED:
                                  INSTRUCTIONS

    1. EXECUTION AND DELIVERY. This Letter of Transmittal must be properly filled in, dated and signed by the registered owner or owners of the Certificate
(s) transmitted herewith and mailed or delivered with such Certificate (s) to the Exchange Agent at the following address:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                   2 Broadway
                               New York, NY 10004

    THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, BUT IF DELIVERY IS BY MAIL (AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE), REGISTERED OR INSURED MAIL IS RECOMMENDED.

    Questions and requests for assistance or additional copies of the Letter of Transmittal should be directed to the Exchange Agent at the above address ((212)-509-4000, extension 535)

    2. INADEQUATE SPACE. If the space provided herein is inadequate, the Certificate numbers and numbers of shares should be listed on a separate, signed schedule affixed hereto.

    3. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENT. If this Letter of Transmittal is signed by the registered owner(s) of the Certificate(s) transmitted herewith, the signature(s) must correspond with the name(s) as written on the; face of the Certificate(s) without alteration, enlargement or any change whatsoever.

    If the transmitted Certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

    If this Letter of Transmittal is signed by trustees, executors, administrator guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence of their authority so to act must be submitted.

    When this Letter of Transmittal is signed by the registered holder(s) of the Certificate(s) transmitted herewith, no endorsements of Certificate(s) or separate stock power(s) are required.

    If the new shares of Common Stock are to be issued in a name other than the registered holder(s) of the Certificate(s) transmitted herewith, the Certificate(s) must be properly endorsed or accompanied by appropriate stock power(s), in either case signed EXACTLY AS THE NAME(s) of the registered holder(s) appears on the Certificate(s). If the Certificate(s) or stock power(s) are signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence of their authority so to act must be submitted. Signatures on Certificate (s) or separate stock power(s) required by this paragraph of this instruction must be guaranteed by a participant in a Securities Transfer Association ("STA") recognized signature program ("medallion guarantee").

    4. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Indicate the name and address to which the new Certificate(s) are to be sent, if different from the name and address of the person(s) signing this Letter of Transmittal. See Instruction 5 below.

    5. GUARANTY OF SIGNATURES ON LETTER OF TRANSMITTAL OR CERTIFICATES. Signatures on this Letter of Transmittal or accompanying stock certificate(s) must be guaranteed by a participant in a Securities Transfer Association ("STA") recognized signature program ("medallion guarantee"), if this Letter of Transmittal or the accompanying stock certificate(s) is signed by a person other than the registered holder(s) of the stock certificate(s) transmitted herewith.

    6. LOST CERTIFICATE(S). Please advise the Exchange Agent in writing if your Certificate(s) cannot be located.

                                       3